Exhibit 11

ATTORNEYS AT LAW

777 EAST WISCONSIN AVENUE, SUITE 3800
MILWAUKEE, WISCONSIN 53202-5306
414.271.2400 TEL
414.297.4900 FAX
www.foley.com

September 13, 2013	CLIENT/MATTER NUMBER
068916-0101

Leuthold Funds, Inc.
33 South Sixth Street
Suite 4600
Minneapolis, MN 55402

Ladies and Gentlemen:

          We have acted as counsel for you in connection with the preparation of a Registration Statement on Form N-14 (the “Registration Statement”) relating to the issuance of shares of common stock by the Leuthold Core Investment Fund (the “Core Investment Fund”), a series of Leuthold Funds, Inc. (the “Company”), in connection with the Core Investment Fund’s acquisition of the assets and liabilities of the Leuthold Asset Allocation Fund, another series of the Company, in the manner set forth in the Registration Statement. In this connection we have examined: (a) the Registration Statement; (b) the Company’s Articles of Incorporation and Bylaws, as amended and supplemented to date; (c) the Company’s corporate proceedings relative to the authorization for issuance of the shares of common stock of the Core Investment Fund; (d) the form of plan of acquisition and liquidation; and (e) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

          Based upon the foregoing, we are of the opinion that the shares of common stock of the Core Investment Fund when issued as contemplated in the Registration Statement will be legally issued, fully paid and nonassessable.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

Very truly yours,

/s/ Foley & Lardner LLP

FOLEY & LARDNER LLP

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